RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

July 26, 2011

Securities and Exchange Commission
100 F Street NE
Washington, D.C.  20549

Re: China Green Lighting Limited

On May 13, 2011 my appointment as auditor for China Green Lighting Limited (formerly Transit Management Holding Corp.) ceased. I have read China Green Lighting Limited’s statements included under Item 4.01 of its Form 8-K dated May 13, 2011 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant